UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 28, 2016

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2016, Ian C. Sanderson submitted his resignation as Chief Financial Officer and Treasurer of Catabasis Pharmaceuticals, Inc. (the “Company”), effective April 8, 2016. Mr. Sanderson will remain as Chief Financial Officer and Treasurer through April 8, 2016.

Mr. Sanderson has agreed to serve as a consultant to the Company for a two-month period following his resignation under the terms of a consulting agreement entered into with the Company on March 31, 2016 that will become effective upon the effectiveness of Mr. Sanderson’s resignation. Under the terms of the consulting agreement, Mr. Sanderson will provide consulting services to the Company for up to 12 hours per month for a consulting fee of $400 per hour to assist with the transition.

On April 1, 2016, the Company issued a press release relating to Mr. Sanderson’s resignation. A copy is filed herewith.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: April 1, 2016	By:	/s/ Jill C. Milne

Jill C. Milne
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting agreement dated as of March 31, 2016 by and between the Company and Ian C. Sanderson

99.1	Press release issued by the Company on April 1, 2016